                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                             HACH COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                             HACH COMPANY
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                                            DRAFT: July 12, 1996

                                     [LOGO]

                                  HACH COMPANY
                              5600 Lindbergh Drive
                            Loveland, Colorado 80539
                             ---------------------

                            NOTICE OF ANNUAL MEETING

To the Stockholders:

    The Annual Meeting of the Stockholders of HACH COMPANY, a Delaware corporation, will be held on Tuesday, August 27, 1996, at 2:00 p.m. local time, at the Company's principal executive offices located at 5600 Lindbergh Drive, Loveland, Colorado, for the following purposes:

    1.  To elect a Board of seven directors.

    2. To consider and act upon a proposal to amend the Certificate of Incorporation of the Company to reduce the number of authorized shares of Common Stock from 40,000,000 to 25,000,000.

    3. To consider and act upon a proposal to approve the Company's 1995 Non-Employee Director Stock Plan.

    4. To transact such other business as may lawfully come before the Annual Meeting or any adjournments thereof.

    The Board of Directors has fixed July 10, 1996, at the close of business, as the record date for the determination of stockholders entitled to receive notice of and to vote at this Annual Meeting, or any adjournments thereof. All stockholders are urged to attend the meeting. In order to assure the presence of a quorum, whether you expect to be present personally or not, please sign, date and mail immediately the enclosed proxy, since you have full power to revoke it at any time before it is exercised.

                                          By Order of the Board of Directors,

                                          ROBERT O. CASE, SECRETARY

July 22, 1996

                                  HACH COMPANY

                              5600 Lindbergh Drive
                            Loveland, Colorado 80539

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held August 27, 1996

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hach Company (the "Company") to be voted at the Annual Meeting of Stockholders to be held on August 27, 1996, and at any and all adjournments thereof. All proxies received pursuant to this solicitation will be voted, but stockholders who execute proxies may revoke them at any time before they are voted by giving written notice to the Secretary of the Company or by voting in person at the meeting. This proxy statement and the accompanying proxy are being first mailed to stockholders on or about July 22, 1996.

    Only stockholders of record at the close of business on July 10, 1996, will be entitled to vote at the meeting. On that date, the Company had outstanding _______ shares of common stock entitled to vote at the meeting, each share being entitled to one vote.

                                VOTING OF SHARES

    Shares voted as abstentions on any matter (or a "withhold authority to vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

    An affirmative vote of the holders of a plurality of the votes cast at the meeting is required for the election of directors. An affirmative vote of the holders of a majority of the shares present or represented at the meeting is required for the approval of each of the other matters to be voted upon.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth, as of June 30, 1996, certain information with respect to each person who is known to the Company to own beneficially more than 5% of the outstanding voting securities of the Company. This information has been furnished by such persons to the Company.

 TITLE OF                                                                        BENEFICIALLY    PERCENT OF
   CLASS                   NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED          CLASS
- -----------  -----------------------------------------------------------------  ---------------  -----------
Common       Kathryn Hach-Darrow .............................................     4,613,926(1)      40.65%
              Hach Company
              5600 Lindbergh Drive
              Loveland, Colorado 80537
Common       Lawter International, Inc. ......................................     3,157,220         27.81%
              990 Skokie Boulevard
              Northbrook, Illinois 60062
Common       Hach Company Employee Stock                                             679,155(2)       5.98%
              Ownership Plan and Trust........................................
             Hach Company
              5600 Lindbergh Drive
              Loveland, Colorado 80537

    The following table shows the amount of voting securities of the Company beneficially owned by all officers and directors of the Company as a group (14 persons) on June 30, 1996.

TITLE OF                                                            BENEFICIALLY    PERCENT OF
CLASS                                                                   OWNED          CLASS
- -----------------------------------------------------------------  ---------------  -----------
Common...........................................................     5,007,714(3)      44.12%

- ------------------------

(1) The shares listed in the table above opposite Kathryn Hach-Darrow's name include 942,962 shares held in Mrs. Hach-Darrow's name. The shares listed above also include 1,869,743 shares held by Mrs. Hach-Darrow as trustee and beneficiary of the Kathryn C. Hach Marital Trust, 95,176 shares held by Mrs. Hach-Darrow as the trustee and beneficiary of the Clifford C. Hach Generation Skipping Trust, and 73,635 shares held by the Clifford C. Hach Family Trust, all three of which Trusts were created under an agreement dated August 30, 1988, by Clifford C. Hach. Mrs. Hach-Darrow has the power to vote and dispose of the shares held in the Marital, Generation Skipping and Family Trusts. In addition, the shares listed above opposite Mrs. Hach-Darrow's name include 1,511,415 shares owned by C&K Enterprises, Ltd., as to which Mrs. Hach-Darrow and the Kathryn C. Hach Marital Trust have voting and investment powers, and 120,782 shares owned by the Hach Scientific Foundation, a charitable foundation. Mrs. Hach-Darrow is President and a co-trustee of the Foundation and she shares voting and investment powers with respect to the shares held by the Foundation.
    Finally, the shares listed above include 213 shares which have been allocated to the account of Mrs. Hach-Darrow under the Company's Employee Stock Ownership Plan (the "ESOP") and which Mrs. Hach-Darrow has the right to direct the Plan trustee to vote.

(2) These shares are allocated to the accounts of the individual employees of Hach Company who are participants in the ESOP, and who have the power to vote the shares. The Trustees and the Company have investment power over the stock held in the Plan.

(3) Includes the shares listed in the table above opposite Kathryn Hach-Darrow's name. Excludes (i) 101,272 shares held by the Company's 401(k) Plan for the individual accounts of employees other than officers and directors of the Company, (ii) 651,429 shares held by the Company's ESOP, which are allocated to the individual accounts of employees other than officers or directors of the

    Company, (iii) 285,094 shares referred to in footnote 3 and the aggregate of 20,000 shares referred to in footnote 5 to the table below listing the shares beneficially owned by the directors, and (iv) 99,047 shares held by a partnership composed of the children of Kathryn Hach-Darrow and the late Clifford C. Hach and their spouses, as to which Bruce J. Hach, the President and a Director of the Company, is a partner. If all the shares referred to in the preceding sentence were included, the shares beneficially owned by officers and directors as a group would be 6,164,556 and the percent of the class would be 54.13%.

                             ELECTION OF DIRECTORS

    At the meeting seven directors are to be elected to hold office until the next annual meeting and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy, unless the stockholder otherwise specifies therein, to vote for the election as directors of the persons named in the table below. In case any such nominee should be unavailable for any reason, the proxy holders reserve the right to substitute another person of their choice in his place. The information concerning the nominees and their security holdings has been furnished by them to the Company.

                                                                                                  COMMON STOCK BENEFICIALLY
                                                                                                    OWNED ON JUNE 30, 1996
                                                                                                 ----------------------------
                                             PRINCIPAL OCCUPATION AND OTHER          DIRECTOR                      PERCENT OF
NAME                          AGE                     DIRECTORSHIPS                    SINCE     NUMBER OF SHARES    CLASS
- ------------------------      ---      -------------------------------------------  -----------  ----------------  ----------
Kathryn Hach-Darrow               73   Chairman of the  Board and Chief  Executive        1951     4,613,926(1)(2)     40.65%
                                       Officer  of the Company  since August 1988;
                                       other executive  offices  of  the  Company,
                                       including  President  and  Chief  Operating
                                       Officer for  more  than  the  previous  two
                                       years.
Bruce J. Hach                     50   President  and  Chief Operating  Officer of        1987       160,673(2)(3)      1.42%
                                       the Company since August 1988; a member  of
                                       senior  management of the  Company for more
                                       than the previous two years.
Gary R. Dreher                    43   Vice President and Chief Financial  Officer        1994        35,297(2)(4)     *
                                       since  November  1994;  Vice  President and
                                       Treasurer of the  Company from August  1991
                                       through  November 1994;  Vice President and
                                       Controller of the Company from August  1990
                                       through  August,  1991;  Controller  of the
                                       Company from September 1985 through  August
                                       1990.
Joseph V. Schwan                  59   Senior  Vice President and General Manager,        1987        17,237(2)(5)     *
                                       Forms Division  of  the  Standard  Register
                                       Company;  Vice  President,  Forms Marketing
                                       and Sales of The Standard Register  Company
                                       (a publicly-held manufacturer and
                                       distributor of business forms) since August
                                       1991;   Vice  President-Forms  Division  of
                                       Rittenhouse,  Inc.,  from  March  1990   to
                                       August  1991; a member of senior management
                                       of Wallace Computer Services (a
                                       publicly-held computer services and  supply
                                       company) for the three previous years.

                                                                                                  COMMON STOCK BENEFICIALLY
                                                                                                    OWNED ON JUNE 30, 1996
                                                                                                 ----------------------------
                                             PRINCIPAL OCCUPATION AND OTHER          DIRECTOR                      PERCENT OF
NAME                          AGE                     DIRECTORSHIPS                    SINCE     NUMBER OF SHARES    CLASS
- ------------------------      ---      -------------------------------------------  -----------  ----------------  ----------
Fred W. Wenninger                 57   President  and Chief Executive Officer, Key        1990           -0-(2)(5)     *
                                       Tronic   Corporation    (a    publicly-held
                                       manufacturer  of computer  keyboards) since
                                       September 1, 1995; Independent businessman,
                                       from  January  1994  through  August  1995;
                                       President,   Chief  Executive  Officer  and
                                       Director, Iomega  Corporation  (a  publicly
                                       held manufacturer of removable mass storage
                                       products   for  computers)  from  May  1989
                                       through December 1993; President of  Allied
                                       Signal,    Inc.'s    Bendix/King   Avionics
                                       division from 1986 to 1989.
John N. McConnell                 57   Chairman   and   President   of    Labconco        1990         7,457(2)(5)     *
                                       Corporation    (a    laboratory   equipment
                                       manufacturer)  since  1990;  President   of
                                       Labconco since 1981.
Linda O. Doty                     46   Certified  Public  Accountant,  partner  in        1991         8,343        (5)     *
                                       Doty   &   Associates,   Certified   Public
                                       Accountants,  since  January  1,  1990; tax
                                       partner with  Coopers  & Lybrand  for  more
                                       than the previous three years.

- --------------------------

 *  Less than 1%.

(1) The shares listed in the table above opposite Kathryn Hach-Darrow's name include 942,962 shares held in her name. The shares listed above also include 1,869,743 shares held by Mrs. Hach-Darrow as trustee and beneficiary of the Kathryn C. Hach Marital Trust, 95,176 shares held by Mrs. Hach-Darrow as the trustee and beneficiary of the Clifford C. Hach Generation Skipping Trust, and 73,635 shares held by the Clifford C. Hach Family Trust, all three of which Trusts were created under an agreement dated August 30, 1988, by Clifford C. Hach. Mrs. Hach-Darrow has the power to vote and dispose of the shares held in the Marital, Generation Skipping and Family Trusts. In addition, the shares listed above opposite Mrs. Hach-Darrow's name include 1,511,415 shares owned by C&K Enterprises, Ltd., as to which Mrs. Hach-Darrow and the Kathryn C. Hach Marital Trust have voting and investment powers, and 120,782 shares owned by the Hach Scientific Foundation, a charitable foundation. Mrs. Hach-Darrow is President and a co-trustee of the Foundation and she shares voting and investment powers with respect to the shares held by the Foundation. Finally, the shares listed above include 213 shares which have been allocated to the account of Mrs. Hach-Darrow under the Company's Employee Stock Ownership Plan and Trust (the "ESOP") and which Mrs. Hach-Darrow has the right to direct the ESOP trustee to vote.

(2) Excludes 104,525 shares owned by the Hach Company 401(k) Plan. The Company through its board of directors has the power to vote such shares. In addition, the co-trustees of the 401(k) Plan share investment power with respect to those shares. Also excludes shares of the Company's ESOP, as to which the Company through its Board of Directors, and the ESOP's co-trustees, have investment power. The co-trustees of each of the 401(k) Plan and the ESOP are Randall A. Petersen, Gary R. Dreher and Loel J. Sirovy. The ESOP as of June 30, 1996 held a total of 679,155 shares all of which were allocated to the accounts of plan participants. Shares accrued to the individual accounts of Kathryn Hach-Darrow, Bruce Hach and Gary Dreher are reflected in the table above and the amounts of the shares being held in said individual accounts are given in footnotes 1, 3, and 4 to the above table. See footnote 2, page 3, with reference to the power to vote ESOP shares.

(3) Excludes 64,644 shares held by Robert O. Case and Bruce J. Hach as co-trustees of eight irrevocable trusts for the benefit of the grandchildren of Kathryn Hach-Darrow. Robert O. Case and Bruce J. Hach have shared investment and voting powers with respect to those shares. Three of the beneficiaries of the trusts are the children of Bruce J. Hach. Also excludes 220,450 shares held in separate shares in an irrevocable trust for the benefit of the grandchildren of Kathryn Hach-Darrow by Bank One - Loveland under an agreement dated June 30, 1975, between Kathryn Hach-Darrow and the late Clifford C. Hach as settlors, and The Northern

    Trust Company, as initial trustee. The Trust is being held for the benefit of the grandchildren of Kathryn Hach-Darrow and the late Clifford C. Hach, three of whom are the children of Bruce J. Hach. Also excludes 99,047 shares held by a partnership composed of the children of Kathryn Hach-Darrow and their spouses. Includes 5,012 shares held by the ESOP which are accrued to the account of Bruce J. Hach and which he has the right to direct the Plan trustee to vote, and options to purchase 6,667 shares of stock.

(4) Includes 3,461 shares held by the ESOP which are accrued to the account of Mr. Dreher and which he has the right to direct the Plan trustee to vote, and options to purchase 16,667 shares of stock. Excludes an additional 675,694 shares owned by the ESOP, for which Gary R. Dreher as a co-trustee of the ESOP shares investment power.

(5) Excludes an option to purchase 5,000 shares issued to this director under the Director Stock Plan, which is subject to the approval of the plan by the shareholders of the Company at this Annual Meeting.

    Kathryn Hach-Darrow may be considered to be a controlling person of the Company. Kathryn Hach-Darrow is the mother of Bruce J. Hach. Jerry M. Churchill, 56, chose not to stand for reelection as a Director at last year's Annual Meeting of Shareholders held August 29, 1995. Mr. Churchill had been a director of the Company since 1990. During the prior 5 years Mr. Churchill has served as an officer of the Company and currently serves as Vice President, Domestic Sales of the Company. Mr. Churchill beneficially owned 32,333 shares of the Company's common stock as of June 30, 1996 (subject to the disclosures in footnote 2 to the above table).

    The Board of Directors has an Audit Committee, an Executive Committee and a Compensation Committee, but does not have a nominating committee. The members of the Audit Committee are Linda O. Doty and Joseph V. Schwan. There were two meetings of the Audit Committee during the last fiscal year. The Audit Committee oversees implementation of the Company's financial and accounting systems, recommends the appointment of the independent auditors for the Company and reviews the adequacy and scope of the auditor's examination.

    The Compensation Committee, which is  composed of Kathryn Hach-Darrow,  John
N. McConnell (Chairman), Joseph V. Schwan and Linda O. Doty, met on four (4) occasions during the last fiscal year. The Compensation Committee consults with management and makes recommendations to the Board of Directors as to annual compensation of, and the award of stock options to, key personnel and such other compensation matters as may be delegated to it by the Board of Directors.

    The members of the Executive Committee are Kathryn Hach-Darrow (Chairman), Bruce J. Hach and Fred J. Wenninger. The Executive Committee acts in lieu of the Board of Directors, when necessary, on matters which require the authorization of the Board of Directors and are within the Committee's powers as provided by statute, the Company's by-laws and Board resolutions. The Executive Committee met once during the last fiscal year.

    The Board of Directors met seven (7) times during the last fiscal year. During fiscal 1996, all incumbent directors of the Company attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees of which they were members.

    DIRECTOR REMUNERATION. Prior to November 21, 1995, the Company paid each director who is not also an employee of the Company (each such person, a "Non-Employee Director" ) for his or her services as a director at the rate of $3,750 per year, plus $750 per each board meeting attended in excess of five per year, and at its option, $750 for each meeting of a board committee attended, by a director. Effective November 21, 1995, the Company pays each Non-Employee Director for his or her services as a director an annual retainer of $10,000 on the last day of the Company's fiscal year, together with $1,000 for each board meeting and $750 for each board committee meeting which the Non-Employee
Director attends in person. Attendance at telephonic board or board committee meetings is not compensated. Directors who are employees of the Company do not receive fees for service on the board or any board committees.

    Prior to April 25, 1996, each Non-Employee Director who is not an officer of the Company participated in the Company's Directors' Bonus Compensation Plan under which such directors were eligible to receive annual awards of up to $10,000 in Stock Units. The actual number of Stock Units received by each eligible director is determined by dividing the dollar value of the units awarded by the market value of the common stock of the Company on the date of grant. In addition, when the Company pays a dividend on its common stock, pursuant to this plan it issues Stock Units to the directors equal to the dividends which would have been paid if the Stock Units previously awarded had been shares of common stock. When the director retires, dies, resigns or is otherwise not reelected as director, the Stock Units are settled for cash, in an amount determined by multiplying the number of Stock Units held by the market value of the Company's common stock on the date the director's service ends. The Company has the right to terminate the Directors' Bonus Compensation Plan at any time. In lieu of the cash compensation payment to Non-Employee Directors for board committee meeting attendance, the Company, in its discretion, has provided such compensation in the form of awards of Stock Units under the Plan. During the fiscal year 1996, Joseph V. Schwan received $6,700 in Stock Units, Linda O. Doty received $6,700 in Stock Units, John N. McConnell received $5,950 in Stock Units, and Fred W. Wenninger received $5,000 in Stock Units. These awards were made in July, 1995 for the prior year's service and include compensation for committee meeting attendance. The Directors' Bonus Compensation Plan was frozen as of April 25, 1996 by action of the board and no awards of Stock Units were or will be made to Non-Employee Directors for fiscal year 1996 service. Outstanding Stock Units will continue to accrue cash or stock dividends or other distributions, and the holders of outstanding Stock Units will continue to have the right to receive distributions in connection with a merger, reorganization or recapitalization of the Company as currently provided in the Directors' Bonus Compensation Plan.

    Finally, Non-Employee Directors were awarded stock options under, and will be awarded automatic stock option grants pursuant to, the Non-Employee Director Stock Plan, subject to approval of that Plan by the stockholders at this Annual Meeting. In addition the Plan allows an Non-Employee Director under certain circumstances to obtain Company Common Stock or stock options in lieu of receiving payment of his or her annual retainer. A description of the Plan and the compensation provided to directors thereunder is described in more detail below at "Approval of the Company's 1995 Non-Employee Director Stock Plan."

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

    See "Executive Employment Agreements" and "Compensation Committee Interlocks and Insider Participation" below for a description of certain transactions and business relationships, involving management of the Company.

           APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO REDUCE THE COMPANY'S AUTHORIZED COMMON STOCK

    On April 25, 1996 the Board of Directors of the Company adopted a resolution approving an amendment to the Certificate of Incorporation of the Company, that would reduce the number of authorized shares of Common Stock from 40,000,000 to 25, 000,000. The amendment is subject to approval by stockholders at the Meeting.

    REASONS FOR AND GENERAL EFFECT OF THE AMENDMENT. At the close of business on June 30, 1996, 11,351,572 shares of Common Stock were issued and outstanding, 271,381 shares were held in the Company's treasury and an aggregate of 1,261,490 shares of Common Stock were reserved for issuance as follows: (i) 625,000 shares were reserved for issuance upon the exercise of options granted and to be granted under the Company's 1993 Stock Option Plan, (ii) 486,490 shares were reserved under the Company's Employee Stock Purchase Plan and (iii) 150,000 shares were reserved for issuance upon the exercise of options granted and to be granted under the 1995 Non-Employee Director Stock Plan (assuming approval by stockholders of such plan at this Annual Meeting). Accordingly, as of June 30, 1996, of the 40,000,000 shares of Common Stock authorized for issuance by the Certificate of Incorporation, only 12,613,062 (excluding treasury shares) are issued and outstanding or reserved for issuance.

    The amendment to the Certificate of Incorporation would reduce the number of authorized shares of Common Stock from 40,000,000 to 25,000,000. The reduction in the number of authorized shares would result in an annual savings of approximately $20,000 by reducing the amount of annual franchise taxes payable to the State of Delaware, the Company's state of incorporation. Franchise taxes in the state of Delaware are currently determined in accordance with a formula that is based, in part, on the amount of a corporation's authorized shares of capital stock. The Board of Directors believes that, even with the reduction to 25,000,000 shares, sufficient shares of Common Stock will be available for the Company's present needs and its presently anticipated future needs.

    Approval of the amendment to the Certificate of Incorporation and the reduction in the number of authorized shares of Common Stock would have no effect on the powers, designations, preferences or relative, participating, optional or other special rights, qualifications or restrictions of shares of Common Stock of the Company.

    REQUIRED VOTE. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on this proposal is required to approve the amendment to the Certificate of Incorporation.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT.

        APPROVAL OF THE COMPANY'S 1995 NON-EMPLOYEE DIRECTOR STOCK PLAN

    The Board of Directors adopted the Hach Company 1995 Non-Employee Director Stock Plan (the "Director Stock Plan" or the "Plan") on November 21, 1995, subject to approval by the stockholders at the next Annual Meeting.

    The Board of Directors believes that the ownership of Common Stock by directors supports the objective of maximizing long-term stockholder value by aligning the interests of directors with those of the stockholders. The Plan is designed to provide a means of giving existing and new Non-Employee Directors an increased opportunity to acquire an investment in the Company by providing for the grant of stock options to outside directors, and by permitting such directors to elect to receive all or a portion of their annual retainer in Common Stock, options to purchase Common Stock or a combination of both options and purchases.

SUMMARY OF THE DIRECTOR STOCK PLAN

    A summary of the Director Stock Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Director Stock Plan, which is attached to this Proxy Statement as Appendix A.

    The purpose of the Director Stock Plan is to promote the long-term growth of Hach Company enhancing its ability to attract and retain highly qualified and capable non-employee directors with diverse backgrounds and experience and by increasing the proprietary interest of non-employee directors in the Company. Only non-employee directors of Hach Company are eligible to participate in the Director Stock Plan. Currently, Hach Company has four non-employee directors.

    Subject to approval of the Director Stock Plan by stockholders, upon adoption of the Plan on November 21, 1995, each current non-employee director was granted an initial option to purchase 5,000 shares of Common Stock. Each non-employee director who is first elected after the adoption of the Plan will be granted an initial option to purchase 2,000 shares of Common Stock. In addition, all non-employee director participants may elect to receive Common Stock, or options to purchase Common Stock, or a combination of both, in lieu of all or a portion of his or her annual retainer. Effective November 21, 1995, non-employee directors are paid an annual retainer of $10,000.

    A maximum of 150,000 shares of Common Stock will be available for the award of shares and the grant of stock options under the Director Stock Plan, subject to adjustment in the event of stock splits, stock dividends or changes in corporate structure affecting Common Stock. To the extent a stock option granted under the Director Stock Plan expires or terminates unexercised, the shares of

Common Stock allocable to the unexercised portion of such option will be available for awards under the Director Stock Plan. In addition, to the extent that shares are delivered (actually or by attestation) to pay all or a portion of an option exercise price, such shares will become available for awards under the Director Stock Plan.

    If the Director Stock Plan is approved by stockholders, each non-employee director will be automatically granted an option to purchase 1,000 shares of Common Stock on September 1, 1996, and each September 1st thereafter while the Director Stock Plan is in effect. If a non-employee director begins service on a date other than the date of the annual meeting of Hach Company stockholders in any year, the number of shares subject to the option shall be prorated. Each non-employee director may also elect to receive a portion of his or her annual retainer in Common Stock or options to purchase Common Stock. The number of shares of Common Stock issuable will be based upon the fair market value per share of Common Stock (as defined in the Director Stock Plan) on September 1st in the year of such election, and will be determined by dividing such fair market value into the amount of the annual retainer that the director elected to receive in Common Stock. The number of stock options granted will be determined by multiplying the amount of the annual retainer that the director elected to receive in stock options by four, then dividing by such fair market value.

    The exercise price per share of all stock options granted under the Director Stock Plan will be 100% of the fair market value per share of Common Stock on the grant date, defined as the closing price on the NASDAQ System if one is available, otherwise the mean between the bid and asked price on said System at the close of business on that date. Options granted under the Director Stock Plan vest immediately, but are not exercisable until six months from the date of grant. Options granted under the Director Stock Plan may be exercised until the tenth anniversary of the date of grant. Options may be exercised either by the payment of cash in the amount of the aggregate option price or by surrendering (or attesting to ownership of) shares of Common Stock owned by the participant for at least six months prior to the date the option is exercised, or a combination of both, having a combined value equal to the aggregate option price of the shares subject to the option or portion of the option being exercised. Any option or portion thereof that is not exercised on or before the tenth anniversary of the date of grant shall expire.

    Options granted under the Director Stock Plan will not be transferable by the participant other than by court order, will or the laws of descent and distribution, unless such transferability is permitted under Rule 16b-3 under the Exchange Act and will be exercisable during the participant's lifetime only by the participant or the participant's guardian, legal representative or similar person.

    Upon the occurrence of a "change of control" of Hach Company as defined in the Director Stock Plan, any and all outstanding options granted under the Director Stock Plan become immediately exercisable.

FEDERAL INCOME TAX CONSEQUENCES

    The grant of an option under the Director Stock Plan will not result in income for the participant or in a deduction for Hach Company. The exercise of an option will generally result in compensation income for the participant and a deduction for Hach Company, in each case measured by the difference between the exercise price and the fair market value of the shares at the time of exercise.

    The receipt of shares of Common Stock under the Director Stock Plan will generally result in compensation income for the participant and a deduction for Hach Company, based on the fair market value of the shares on the date awarded.

ADMINISTRATION OF THE DIRECTOR STOCK PLAN

    The Director Stock Plan will be administered by a Committee of the Board of Directors consisting of two or more directors who are not eligible to participate in the Plan. The Board of Directors may amend or terminate the Director Stock Plan at any time, but the terms of any option granted under the Director Stock Plan may not be adversely modified without the participant's consent. In addition, the Board of Directors may not amend the Director Stock Plan more than once every six months to change the number of shares subject to an option, the exercise price of an option, the grant date of an option, or the termination provisions relating to an option, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

ADDITIONAL INFORMATION

    The closing price of Hach Common Stock, as reported on the NASDAQ System on November 21, 1995, was $16.125.

    The affirmative vote of a majority of the votes cast on this proposal will constitute approval of the Director Stock Plan.

NEW PLAN BENEFITS

    As summarized in the following table, on the date of the adoption of the Director Plan by the Board, the Compensation Committee granted each of the Company's four (4) Non-Employee Directors an option to purchase 5,000 shares of Common Stock at a fair market value exercise price of $16.125 per share. Since only Non-Employee Directors are eligible to be granted options under the Plan, no options have been granted to (a) the persons named in the Summary Compensation Table below under the caption "Executive Compensation", (b) executive officers of the Company, or (c) any other of the Company's employees.

                                          DOLLAR
GROUP                                    VALUE(1)     NUMBER OF UNITS
- ------------------------------------  --------------  ---------------
Non-Employee Director Group                N/A              20,000

- ------------------------
(1) All options under the Plan will be granted at fair market value. Accordingly, the dollar value benefit is based upon future appreciation in the Company's Common Stock and is not presently determinable.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 NON-EMPLOYEE DIRECTOR STOCK PLAN.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides summary information concerning compensation paid by the Company to its Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the "named executive officers") for the fiscal years ended April 30, 1996, 1995 and 1994. No amounts were required to be disclosed in the "Other Annual Compensation" column under applicable United States Securities and Exchange Commission ("SEC") rules.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION AWARDS(2)
                                               ANNUAL COMPENSATION                ----------------------------------
                                                                                                         SECURITIES
                                               --------------------                   OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION                      YEAR      SALARY       BONUS        COMPENSATION(1)       OPTIONS
- ---------------------------------------------  ---------  ---------  -----------  ---------------------  -----------
Kathryn Hach-Darrow                                 1996  $ 126,089   $       0                                   0
Chairman of the Board and                           1995    126,004           0                --                 0
 Chief Executive Officer                            1994    125,887           0                                   0
Bruce J. Hach                                       1996  $ 173,449   $       0                              12,000
President and Chief                                 1995    160,280           0                --                 0
 Operating Officer                                  1994    144,028           0                              10,000
Loel J. Sirovy                                      1996  $ 127,848   $       0                              12,000
Senior Vice President,                              1995    122,285           0                --                 0
 Operations                                         1994    111,159           0                              10,000
Jerry M. Churchill                                  1996  $ 122,273   $       0                              10,000
Vice President, Domestic Sales                      1995    119,562           0                --                 0
                                                    1994    111,159           0                               7,500
Gary R. Dreher                                      1996  $ 119,877   $       0                              12,000
Vice President and                                  1995    109,774           0                                   0
 Chief Financial Officer                            1994     96,434           0                              10,000


                                                  ALL OTHER
NAME AND PRINCIPAL POSITION                    COMPENSATION(3)
- ---------------------------------------------  ----------------
Kathryn Hach-Darrow                               $   20,237
Chairman of the Board and                             18,049
 Chief Executive Officer                              18,041
Bruce J. Hach                                     $   20,004
President and Chief                                   17,513
 Operating Officer                                    17,056
Loel J. Sirovy                                    $   21,512
Senior Vice President,                                18,312
 Operations                                           16,972
Jerry M. Churchill                                $   20,324
Vice President, Domestic Sales                        18,016
                                                      16,972
Gary R. Dreher                                    $   18,397
Vice President and                                    15,366
 Chief Financial Officer                              14,797

- ------------------------
(1) The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or ten percent (10%) of the total annual salary and bonus reported for any of the named officers, and is therefore not included.

(2) No named executive officer had any restricted stock holdings as of April 30, 1996. The Company has not granted any stock appreciation rights to any named executive officer. Kathryn Hach-Darrow does not participate in the Company's stock option plans.

(3) The amounts reported as "All Other Compensation" include the following payments or accruals under the Company's benefit and incentive plans:

    (i) Company contributions during fiscal 1996 under the Company's Profit Sharing Plan (including Company contributions made pursuant to Section 401(k) of the Internal Revenue Code) as follows: K. Hach-Darrow $11,384,
       B. Hach $10,015, L. Sirovy $11,094, J. Churchill $10,316 and G. Dreher $9,806. Under the Plan, all domestic full time employees of the Company with six or more months of service are eligible to participate. The Company's annual contribution (after allocation of the matching contribution described below) is determined by the Board of Directors and is proportionately allocated to participants' accounts based on their annual compensation not in excess of $200,000. Participants' accounts attributable to the Company's contribution vest at the rate of 10% for each of the first four years of service and 20% for each of the next three years of service. The Profit Sharing Plan includes a voluntary salary reduction provision as authorized by Section 401(k) of the Internal Revenue Code. All employee contributions and any contributions by the Company that the Board of Directors determines are pursuant to Section 401(k), vest immediately. The Plan provides for a matching contribution in the form of Company stock for all contributions by employees with one or more years of service in an amount of 50% of the employee's yearly contribution up to a maximum of 2.0% of the employee's yearly compensation. Matching contributions by the Company vest at the rate of 10% for each of the first four years of service and 20% for each of the next three years of service. All vested amounts allocated to the participants' accounts are distributable upon retirement at or after age 65, termination of employment, permanent disability or death.

    (ii) Company contributions during fiscal 1996 to the Employee Stock Ownership Plan ("ESOP") as follows: K. Hach-Darrow $3,754, B. Hach $4,293, L. Sirovy $3,659, J. Churchill $3,402 and G. Dreher $3,234. All domestic full time employees of the Company with six or more months of service are eligible to participate in the ESOP. The Company's annual contribution to the ESOP is determined by the Board of Directors and is proportionately allocated to participants' accounts based on their annual compensation not in excess of $200,000. Except for participants' accounts transferred in 1989 from an earlier employee stock ownership plan, which are fully vested, participants' accounts in the ESOP vest at the rate of 10% for each of the participant's first four years of service with the Company and 20% for each of the participant's next three years of service. The ESOP invests primarily in Company stock. All amounts in the participants' accounts in the ESOP are distributable upon retirement at or after age 65, termination of employment, permanent disability or death.

    (iii) Imputed compensation under Group Term Life Insurance Program as follows: K. Hach-Darrow $5,099, B. Hach $696, L. Sirovy $1,759, J. Churchill $1,606 and G. Dreher $357. The program, which is generally available to all employees, provides coverage during employment equal to twice salary. The above amounts of premiums paid by the Company on behalf of named executive officers under the program represent amounts imputed as compensation to such executive officers under the Internal Revenue Code of 1986, as amended.

    (iv) Company contributions during the 1996 fiscal year to the Company's Deferred Compensation Plan as follows: K. Hach-Darrow $0, B. Hach $5,000,
       L. Sirovy $5,000, J. Churchill $5,000 and G. Dreher $5,000. Company contributions on behalf of eligible key employees under the Deferred Compensation Plan are determined on an annual basis in the sole discretion of the Plan's administration committee, which is appointed by the Board of Directors. The Deferred Compensation Plan also allows all eligible key employees to defer up to 25% of their base compensation and up to 100% of bonuses and certain other payments on a tax favored basis into a tax exempt trust pursuant to Internal Revenue Service guidelines. The employee accounts are invested by the Plan trustee in an investment fund as directed by the administration committee. The Deferred
       Compensation Plan is the result of March 1, 1995 amendment and reconstitution of the Company's Supplemental Executive Benefits Plan ("SEBP"), which was first established in 1988. Internal Revenue Service limits on the Deferred Compensation Plan preclude in 1996 elective employee contributions of more than $9,240 or an eligible compensation base of more than $150,000 for any one employee. Compensation deferred under the Deferred Compensation Plan at the election of the named executives are included above in the category (e.g., salary, bonus) and year it would otherwise have been reported had it not been deferred.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The Company maintains the 1993 Stock Option Plan (the "Option Plan"). The Option Plan is administered by the Compensation Committee of the Company's Board of Directors which, in its sole discretion, determines the persons from among salaried, full-time employees owning less than five percent of the Company's outstanding stock to whom options, either incentive or non-incentive as defined in Section 422 of the Internal Revenue Code, will be granted and the terms and conditions of each grant within the limits imposed by the Option Plan. The following table provides information relating to options granted to the named executive officers during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS(1)
                              --------------------------
                               NUMBER OF    % OF TOTAL                                 POTENTIAL REALIZABLE VALUE AT ASSUMED
                              SECURITIES      OPTIONS     EXERCISE                   ANNUAL RATES OF STOCK PRICE APPRECIATION
                              UNDERLYING    GRANTED TO     OR BASE                                FOR OPTION TERM
                                OPTIONS    EMPLOYEES IN   PRICE ($/   EXPIRATION    -------------------------------------------
NAME                          GRANTED (#)   FISCAL YEAR      SH)         DATE          0%            5%              10%
- ----------------------------  -----------  -------------  ---------  -------------  ---------  --------------  ----------------
Kathryn C. Hach.............           0           --            --             --         --              --                --
Bruce J. Hach...............      12,000          5.3%    $  16.125     11/21/2000  $       0  $       53,460  $        118,134
Loel J. Sirovy..............      12,000          5.3%       16.125     11/21/2000          0          53,460           118,134
Jerry M. Churchill..........      10,000          4.4%       16.125     11/21/2000          0          44,550            98,445
Gary R. Dreher..............      12,000          5.3%       16.125     11/21/2000          0          53,460           118,134
All Shareholders' Potential
 Realizable Value(2)........                                                        $       0  $   50,621,000  $    111,866,000

- ------------------------
(1) Based on 225,000 options granted to employees in fiscal 1996.

(2) The potential realizable value to all shareholders at the stated appreciation rates is based on shares outstanding at November 21, 1995, assuming such shares were purchased for $16.125 on November 21, 1995 and held until November 21, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

    The following table shows information concerning the exercise of stock options by each of the named executive officers during fiscal 1996, and the value of all remaining exercisable and unexercisable options at April 30, 1996, on a pre-tax basis.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING OPTIONS AT        IN-THE-MONEY OPTIONS
                                                   VALUE            4/30/96(#)               AT 4/30/96($)(2)
                                SHARES ACQUIRED  REALIZED   --------------------------  --------------------------
NAME                            ON EXERCISE(#)    ($)(1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ------------------------------  ---------------  ---------  -----------  -------------  -----------  -------------
Kathryn Hach-Darrow...........             0     $       0           0             0     $       0    $         0
Bruce J. Hach.................             0             0       6,667        15,333         7,000         17,000
Loel J. Sirovy................             0             0      16,667        15,333         7,000         17,000
Jerry M. Churchill............         1,187        11,917      10,000        12,500         5,250         13,875
Gary R. Dreher................           864         6,083      16,667        15,333         7,000         17,000

- ------------------------
(1) The value realized on exercise of stock options is calculated by subtracting the exercise price from the market value of the Company's Common Stock as of the exercise date.

(2) The value of unexercised in-the-money options is equal to the market value of the Common Stock at April 30, 1996 ($17.25 per share) less the per share option exercise price multiplied by the number of exercisable or unexercisable options, as the case may be.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Each of the executive officers identified below has an employment agreement with the Company which comes into effect only upon a "Change of Control" of the Company (as defined in the agreements), and thereafter provides for continued employment of such individual for a three year term (which is automatically renewed annually for one year unless either party gives six months prior written notice of termination) (the "Employment Period") at an annual compensation rate, and with such employment benefits, as in effect at the time of the commencement of the Employment Period. The agreement, once triggered, further provides that if the individual's employment is terminated by the Company (except for "cause" as defined in the agreements) or if the individual should resign under certain circumstances set forth in the agreements, the individual shall be entitled to certain payments described below. The executive officers who have employment contracts are Messrs. Hach, Sirovy, Churchill, Dreher, Peterson, Thompson, Privette and Ogan, and their current annual compensation rates range from $93,500 to 165,000.

    The Board of Directors believes that the Agreements assure fair treatment of the executive officers in relation to their careers with the Company by assuring them of some financial security. The Agreements also protect the stockholders by encouraging the executive officers to continue their attention to their duties without distraction in a potentially disturbing circumstance and neutralizing any bias they might have in evaluating proposals for the acquisition of the Company.

    Upon the death of an individual, the Company is obligated to make payments to the beneficiary or representative of the deceased at a rate equal to one-half of the annual compensation rate in effect on the date of death, until the end of the term of the agreement (without reduction of any life insurance benefits payable directly to the deceased's beneficiaries or estate).

    If the individual's employment is terminated by the Company by reason of such individual's disability, the Company is obligated to pay a salary to such individual at the annual rate in effect upon termination for the remaining term of the Agreement.

    The agreements entitle an individual to resign during the Employment Period if, without his consent in any circumstance other than his disability, his office in the Company or the geographical area of his employment should be changed. Upon such resignation, the individual is entitled to a lump sum payment equal to the aggregate cash compensation (based on his annual compensation rate at the time of termination) which would have been payable to the individual over the remaining term of the agreement had it not been terminated, plus any other benefits which would have been payable to him during such period (including the fair market value of any stock options or other stock rights granted him under any stock plans of the Company).

    Each agreement includes a covenant by the individual providing that if the individual's employment terminates for any reason he will not for a period of twelve months following the termination of his employment engage directly or indirectly in any competitive business, nor will he at any time following termination use the confidential information of the Company.

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for reviewing and recommending the compensation and other remuneration afforded the named executive officers of the Company, including the grants of stock options under the Company's Stock Option Plans. All decisions by the Compensation Committee relating to the compensation of the Company's named executive officers are reviewed and approved by the full Board.

    In carrying out its responsibilities in fiscal 1996, the Compensation Committee, as it has in prior years, considered the following:

    - Financial performance of the Company as a whole on both a long-term and short-term basis (including the increases in operating income, sales, shareholder values, and returns on assets and equity achieved by the Company in the prior fiscal year).

    - The Company's evaluation of the executive officers with respect to overall job performance, including, with respect to each individual executive officer, the financial performance of that area of the Company, if any, for which such executive officer is responsible.

    - The  Company's  policy  and   practices  for  compensation  of   employees
      generally.

    - Review of general compensation surveys prepared by executive compensation consultants and available to the public.

    - Such other material information which the Compensation Committee deems appropriate in the case of any particular individual.

GENERAL COMPENSATION POLICY

    The Committee's fundamental compensation policy is to make a substantial portion of an executive's compensation contingent upon the financial performance of the Company. Accordingly, in addition to each executive's base salary, the Company offers bonuses and stock option awards which are tied to the Company's and executive's performance goals. Prior to November, 1995, executive compensation consisted of salary, benefits and stock options. Effective November, 1995, the Board of Directors approved a new compensation package for key management which added an incentive compensation component. The Compensation Committee believes that providing incentives to the executive officers benefits stockholders by aligning the long-term interests of stockholders and employees.

    There are four components of key management's compensation package:

    - Salary

    - Benefits, which include only medical, dental and life insurance and participation in a profit sharing and 401(k) plan

    - eligibility for equity purchase on more favorable terms than those available to the outside common stockholder (through the 1993 Stock Option Plan and through the Company's Employee Stock Purchase Plan)

    - Eligibility for annual incentive compensation

FACTORS

    Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1996 fiscal year are summarized below. Additional factors were also taken into account, and the Compensation Committee may, in its discretion, apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years. However, all compensation decisions will be designed to further the general compensation policy indicated above.

BASE SALARY

    Except as provided below with respect to Mrs. Hach-Darrow, the base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions with the Company's principal competitors and the Company's financial performance relative to such competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual executive officer.

Factors relating to the Company's financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula.

ANNUAL INCENTIVE COMPENSATION

    In November, 1995, the Company established the Hach Company Officer Incentive Bonus Plan (the "Incentive Bonus Plan") which is an annual incentive plan that provides cash compensation up to a maximum percentage of annual base salary based on the achievement of goals set by the Compensation Committee for the Company and the elected executive officers that are designated on a year-to-year basis by the Compensation Committee for participation. The overriding principle of the Incentive Bonus Plan is to motivate and reward key management to achieve above average results. The bonus element of the participant's total compensation package is therefore, more results-oriented than any other element.

    There were six participants in the Incentive Bonus Plan in fiscal 1996. All named executive officers, other than Kathryn Hach-Darrow and Bruce Hach, who are not eligible to participate in the Incentive Bonus Plan, were designated by the Compensation Committee as eligible for fiscal year 1996 awards. The Incentive Bonus Plan is offered only to elected officers because they can influence corporate results more than the other employee group. The Incentive Bonus Plan is administered by the Compensation Committee. The Compensation Committee may amend the Incentive Bonus Plan or discontinue the Incentive Bonus Plan at any time.

    For the last six months of fiscal 1996, the Compensation Committee established corporate performance goals for net sales growth, increases in net income as a percentage of net sales, and economic value added. Individual management goals were set for each executive, depending on his or her particular responsibilities and strategic objectives for the year. For the six months of fiscal 1996, the maximum percentage of base salary which can be paid to an executive under the Incentive Bonus Plan was set at 12.5% (and the maximum percentage for the full 1997 fiscal year will be 25%). As of the date of this report, the determination as to whether performance goals under the Incentive Bonus Plan have been met has not been completed and consequently, no awards have been paid under the Incentive Bonus Plan based upon fiscal 1996 year performance. Any bonus amounts paid to named executive officers pursuant to the Incentive Bonus Plan after the date hereof will be reported, as required, in the Summary Compensation Table included in next year's proxy statement.

STOCK OPTIONS

    All stock options are granted under the 1993 Plan and are intended to align the interests of each officer-optionee with those of the stockholders and provide them with a significant incentive to manage the Company from the perspective of an owner with an equity interest in the success of the business. The size of the option grant made to each executive officer under the 1993 Plan is based upon that individual's current position with the Company, internal comparability with option grants made to other Company executives and the individual's potential for future responsibility and promotion over the option term.

    During fiscal year 1996, the Compensation Committee granted those stock option awards to the named executive officers as are set forth in the option grant table above under the heading "Executive Compensation-Stock Option Grants in the Last Fiscal Year".

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The Compensation Committee meets without Kathryn Hach-Darrow present to evaluate her performance and to determine its recommendations to the Board of Directors with respect to her compensation as the Chief Executive Officer. Mrs. Hach-Darrow, other than by her participation in general employee benefit programs, has been compensated by the Company almost solely through her annual salary. She is not eligible to participate in the Company's Stock Option Plans, Officer Incentive Bonus Plan or Employee Stock Purchase Plan.

    The Compensation Committee continues to believe that the compensation paid to Kathryn Hach-Darrow does not adequately reflect the value of Mrs. Hach-Darrow's contributions to the Company's performance and the returns recognized by the Company's shareholders and has not been competitive with the compensation paid to the chief executive officers of other manufacturing companies of comparable sales size. Notwithstanding the position of the
Compensation Committee, Mrs. Hach-Darrow, as she has in most prior years, has again this year declined the increases in her compensation recommended by the Compensation Committee. Consequently, Mrs. Hach-Darrow's fiscal 1996 base salary remained at $125,000, the same amount she received in fiscal years 1993, 1994 and 1995.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the named executive officers. Qualifying performance based compensation is not subject to the deduction limit if certain requirements are met.

    The Compensation Committee continues to monitor qualifying compensation paid to its named executive officers for deductibility under the Section 162(m) limits for executive salaries. Compensation paid to such persons did not exceed this limitation in fiscal year 1996 and is not expected to do so in the forseeable future.

SUMMARY

    The Compensation Committee believes that the policies and objectives of the compensation programs at the Company serve to keep shareholder and management interests in building value closely aligned and are consistent with programs maintained by comparable industrial companies. The Company's senior leadership team continues to move aggressively to position the organization for global competition. Their efforts during fiscal 1996 have made the Company stronger and well-positioned for world-wide opportunities.

                                          COMPENSATION COMMITTEE:

                                          John N. McConnell, Chairman
                                          Kathryn Hach-Darrow
                                          Joseph V. Schwan
                                          Linda O. Doty

PERFORMANCE GRAPH

    The following graph prepared by the Center for Research in Security Prices compares the cumulative total shareholder return on the Common Stock of the Company from April 30, 1991, through April 30, 1996, with the cumulative total shareholder return for the Standard and Poor's 500 Index and the Company's Self-Determined Peer Group (as defined below) over the same period, assuming the investment of $100 on April 30, 1991 and the full reinvestment of all dividends. The companies that comprise the Company's Self-Determined Peer Group are as follows: Betz Laboratories, Inc.; Dionics Corporation; Ionics, Inc.; Isco, Inc.; Millipore Corporation; OI Corporation; Osmonics, Inc.; Perkin Elmer Corporation; Thermo Instrument Systems, Inc. and VWR Corporation.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           LEGEND
CRSP Total Returns Index for:
                                                                  Hach Company    S&P 500 Stocks  Self-Determined Peer Group
4/30/91                                                                  100.0             100.0                       100.0
4/30/92                                                                  160.5             114.0                       106.8
4/30/93                                                                  158.2             124.5                       107.0
4/29/94                                                                  117.9             130.8                       118.0
4/28/95                                                                  131.6             153.8                       131.8
4/30/96                                                                  143.9             200.7                       202.0
Notes:
A. The lines represent monthly index levels derived from
compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market
capitalization
on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not
a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on
04/30/91.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following directors served as members of the Compensation Committee of the Company's Board of Directors during fiscal 1996: Kathryn Hach-Darrow, John
N. McConnell, Joseph V. Schwan and Linda O. Doty.

    Kathryn Hach-Darrow is the Chief Executive Officer of the Company. Although Mrs. Hach-Darrow served on the Compensation Committee she did not participate in any decisions regarding her own compensation as an executive officer other than as described in the last sentence of the Compensation Committee's Report above.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board of Directors of the Company, acting upon the recommendation of the Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. as independent certified public accountants of the Company and its subsidiaries for the fiscal year 1997. Coopers & Lybrand L.L.P. also served as independent certified public accountants during the fiscal year 1996. A representative of Coopers & Lybrand L.L.P. is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so. He or she will also respond to appropriate questions raised by the stockholders.

                           1997 STOCKHOLDER PROPOSALS

    In order for stockholder proposals for the 1997 Annual Meeting of the Stockholders to be eligible for inclusion in the Company's proxy statement for such meeting, they must be received by the Company at its principal office in Loveland, Colorado prior to March 25, 1997.

                                    GENERAL

    The management knows of no other matters which may come before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the endorsed proxy or their substitutes will vote in accordance with their best judgment on such matters.

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.

    A copy of the Company's 1996 Annual Report to the United States Securities and Exchange Commission on Form 10-K may be obtained without charge by writing to the Company at P.O. Box 389, Loveland, Colorado 80539, attention Mr. Gary R. Dreher, Vice President and Chief Financial Officer.

                                          By Order of the Board of Directors

                                          ROBERT O. CASE, SECRETARY

July 22, 1996

                                                                       EXHIBIT A

                                  HACH COMPANY
                     1995 NON-EMPLOYEE DIRECTOR STOCK PLAN
                        ARTICLE I -- PURPOSE OF THE PLAN

    The purpose of the Hach Company 1995 Non-Employee Director Stock Plan is to promote the long-term growth of Hach Company by increasing the proprietary interest of Non-Employee Directors in Hach Company and to attract and retain highly qualified and capable Non-Employee Directors.

                           ARTICLE II -- DEFINITIONS

    Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
    2.1 "ANNUAL RETAINER" means the annual cash retainer fee payable by the Corporation to a Non-Employee Director for services as a director of the Corporation, as such amount may be changed from time to time.

    2.2 "AWARD" means an award granted to a Non-Employee Director under the Plan in the form of Options or Shares, or any combination thereof.

    2.3   "BOARD" means the Board of Directors of Hach Company.

    2.4   "CORPORATION" means Hach Company.

    2.5 "FAIR MARKET VALUE" shall mean the value of one Share of Hach stock determined as follows:

        (a) If the shares are traded on an exchange, the price at which Shares traded at the close of business on the date of valuation; or

        (b) If the Shares are traded over-the-counter on the NASDAQ System, the closing price if one is available, or the mean between the bid and asked prices on said System at the close of business on the date of valuation; or

        (c) if neither (a) nor (b) above applies, the fair market value as determined by the Board or the Committee in good faith. Such determination shall be conclusive and binding on all persons.

    2.6 "OPTION" means an Option to purchase Shares awarded under Article VIII or IX which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

    2.7 "OPTION GRANT DATE" means the date upon which an Option is granted to a Non-Employee Director.

    2.8 "OPTIONEE" means a Non-Employee Director of the Corporation to whom an Option has been granted or, in the event of such Non-Employee Director's death prior to the expiration of an Option, such Non-Employee Director's executor, administrator, beneficiary or similar person, or, in the event of a transfer permitted by Article VII hereof, such permitted transferee.

    2.9 "NON-EMPLOYEE DIRECTOR" means a director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation.

    2.10 "PLAN" means the Hach Company 1995 Non-Employee Director Stock Plan, as amended and restated from time to time.

    2.11 "STOCK AWARD DATE" means the date on which Shares are awarded to a Non-Employee Director.

    2.12 "SHARES" means shares of the Common Stock, par value $1.00 per share, of the Corporation.

    2.13  "STOCK  OPTION  AGREEMENT"  means   a  written  agreement  between   a
Non-Employee Director and the Corporation evidencing an Option.

                   ARTICLE III -- ADMINISTRATION OF THE PLAN

    3.1 ADMINISTRATOR OF THE PLAN. The Plan shall be administered by a Committee appointed by the Board and consisting of two or more Directors who are not eligible to participate in the Plan ("Committee").

    3.2 AUTHORITY OF COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan, provided, however that the Committee shall have no discretion with respect to the eligibility or selection of Non-Employee Directors to receive options under the Plan, the number of shares of stock subject to any such options or the Plan, or the purchase price thereunder, nor shall the Committee have authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

    3.3 DETERMINATIONS OF COMMITTEE. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

    3.4 EFFECT OF COMMITTEE DETERMINATIONS. No member of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Non-Employee Director and the Corporation. Any decision or action taken by the Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                      ARTICLE IV -- AWARDS UNDER THE PLAN

    Awards in the form of Options shall be granted to Non-Employee Directors in accordance with Article VIII. Awards in the form of Options or Shares, or a combination thereof, may be granted to Non-Employee Directors in accordance with
Article IX. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall adopt.

                            ARTICLE V -- ELIGIBILITY

    Non-Employee Directors of the Corporation shall be eligible to participate in the Plan in accordance with Articles VIII and IX.

                    ARTICLE VI -- SHARES SUBJECT TO THE PLAN

    Subject to adjustment as provided in Article XII, the aggregate number of Shares which may be issued upon the award of Shares and the exercise of Options shall not exceed one hundred fifty thousand (150,000) Shares. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares (either actually or by attestation) to pay all or a portion of the exercise price of such Option, then such Shares shall again be available under the Plan.

                 ARTICLE VII -- NON-TRANSFERABILITY OF OPTIONS

    All Options granted under the Plan shall not be transferable by a Non-Employee Director during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by court order, will or by the laws of descent and distribution. Notwithstanding the foregoing, in the event Options may be transferable without failing to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, then each Option shall be transferable to the extent set forth in the related Stock Option Agreement, as determined by the Committee (provided that all Options granted under Article VIII with the same Option Grant Date shall have identical provisions relating to the transferability of such Options). In the event that any Option is thereafter transferred as permitted by the preceding sentence, the permitted transferee thereof shall be deemed the Optionee hereunder. Options shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian, legal representative or similar person.

                      ARTICLE VIII -- NON-ELECTIVE OPTIONS

    Each Non-Employee Director shall be granted Options, subject to the following terms and conditions.

    8.1 TIME OF GRANT. On the date of the adoption of this Plan by the Board each present Non-Employee Director shall be granted an Option to purchase Five Thousand (5,000) Shares. Each Non-Employee Director who is first elected or begins to serve as a Non-Employee Director after the adoption of this Plan by the Board shall be granted an Option to purchase Two Thousand (2,000) Shares on the date he or she is elected. On the first business day of September of each year (or, if later, on the date on which a person is first elected or begins to serve as a Non-employee director), each person who is a Non-Employee Director shall be automatically granted an Option to purchase One Thousand (1,000) Shares which number shall be pro-rated if such Non-Employee Director is first elected or begins to serve as a Non-Employee Director on a date other than the date of an annual meeting of stockholders.

    8.2 PURCHASE PRICE. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date.

    8.3 EXERCISE OF OPTIONS. Each Option shall be fully exercisable on and after that date which is six months after the Option Grant Date and, subject to
Article X, shall not be exercisable prior to such date. In no event shall the period of time over which the Option may be exercised exceed ten years from the Option Grant Date. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

    Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Corporation from the Optionee of payment in full either in cash or by surrendering (or attesting to the ownership of) Shares together with proof acceptable to the Committee that such Shares have been owned by the Optionee for at least six months prior to the date of exercise of the Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The Shares issued to an Optionee for the portion of any Option exercised by attesting to the ownership of Shares shall not exceed the number of Shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of Shares for which attestation of ownership is submitted. The value of owned Shares submitted (directly or by attestation) in full or partial payment for the Shares purchased upon exercise of an Option shall be equal to the aggregate Fair Market Value of such owned Shares on the date of the exercise of such Option.

    8.4 TERMINATION OF SERVICE. In the event of the termination of service on the Board by the holder of any Option by reason of voluntary resignation, (other than for disability or mandatory retirement) or failure, as a nominee, to be elected at an annual meeting of stockholders, the then outstanding Options of such holder shall be exercisable on their stated exercisable date and shall expire three years after such termination, or on their stated expiration date, whichever occurs first. In the case of removal for cause, the then outstanding Options of such holder shall be exercisable only to the extent that they were exercisable on the date of such removal and shall expire six months after such removal or on their stated expiration date, whichever occurs first. Options that are not exercisable on the date of such removal shall be forfeited.

    8.5 RETIREMENT. In the event of termination of service by reason of mandatory retirement pursuant to Board policy, the then outstanding Options shall be exercisable on their stated exercisable dates and shall expire on their stated expiration dates. In the case of retirement prior to the retirement date required by mandatory Board policy, all Options outstanding on the retirement date shall be exercisable on their stated exercisable date and shall be expire three years after the retirement date, or on their stated expiration date, whichever comes first.

    8.6 DISABILITY. In the event of termination of service by reason of disability (as defined herein), the outstanding Options shall be exercisable on their stated exercisable dates and shall expire on their stated expiration dates. "Disability" as used herein shall mean an Optionee's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of six months or longer.

    8.7 DEATH. In the event of the death of the holder of any Option, each of the then outstanding Options of such holder shall become immediately exercisable, and shall be exercisable by the holder's beneficiary at any time until the expiration date of the Option (as may be adjusted pursuant to Sections
8.4 or 8.5). Optionee shall designate beneficiaries in accordance with procedures established by the Committee.

    8.8 PAYMENT OF TAX WITHHOLDING. In order to enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of an Option, the Optionee shall pay the Corporation the amount of tax to be withheld or may elect to satisfy such obligation by delivering to the Corporation Shares owned by the Optionee for six months prior to exercising the Option, or by making a payment to the Corporation consisting of a combination of cash and such Shares. The value of any Share of common stock delivered to the Corporation pursuant to this Section 8.8 shall be the Fair Market Value on the date to be used to determine the amount of tax to be withheld.

                   ARTICLE IX -- ELECTIVE OPTIONS AND SHARES

    Each Non-Employee Director shall be granted Options or Shares, or a combination thereof, subject to the following terms and conditions:

    9.1 TIME OF GRANT. On the first business day of September of each year, Options or Shares, or a combination thereof, shall be granted to each Non-Employee Director who, at least six months prior thereto, files with the Committee or its designee a written election to receive Options or Shares, or a combination thereof, in lieu of all or a portion of such Non-Employee Director's Annual Retainer. In the event a Non-Employee Director does not file a written election in accordance with the preceding sentence by reason of becoming a Non-Employee Director after the date which is six months prior to the first business day of September in any year, Options or Shares, or a combination thereof, shall be granted to such Non-Employee Director on the first day (the "Effective Date") which is six months after the date such Non-Employee Director files with the Committee or its designee a written election to receive Options or Shares, or a combination thereof, in lieu of all or a portion of such Non-Employee Director's Annual Retainer; provided, however, that such election may apply only to the portion of such Non-Employee Director's Annual Retainer determined by multiplying such Non-Employee Director's Annual Retainer by a fraction, the numerator of which is the number of days from and including the Effective Date to and including the last day of the period for which such Annual Retainer would otherwise be payable, and the denominator of which is 365 or 366, as the case may be. An election pursuant to the first sentence of this Section 9.1 may be revoked or changed only on or prior to the date which is six months prior to the first business day of the following September. An election pursuant to the second sentence of this Section 9.1 shall be irrevocable.

    9.2 NUMBER AND TERMS OF OPTIONS. The number of Shares subject to an Option granted pursuant to this Article shall be the number of whole Shares equal to
(i) the product of four (4) times the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to Section 9.1 shall be payable in Options, divided by (ii) the Fair Market Value per Share on the Option Grant Date. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash. The purchase price per share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant date. Each Option granted pursuant to this Article shall be exercisable in accordance with and subject to the terms and provisions of Article VIII other than Section 8.1 thereof.

    9.3 NUMBER OF SHARES. The Number of Shares granted pursuant to this Article shall be the number of whole Shares equal to (i) the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to Section
9.1 shall be payable in Shares, divided by (ii) the Fair Market Value per Share on the Stock Award Date. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash. Upon an Award of Shares to a Non-Employee Director, the stock certificate representing such Shares shall be issued and transferred to the Non-Employee Director, whereupon the Non-Employee Director shall become a stockholder of the Corporation with respect to such Shares and shall be entitled to vote the Shares.

                         ARTICLE X -- CHANGE OF CONTROL

    10.1 EFFECT OF CHANGE OF CONTROL. Upon the occurrence of an event of "Change of Control", as defined below, any and all outstanding Options shall become immediately exercisable.

    10.2  DEFINITION OF CHANGE CONTROL. A "Change of Control" shall occur when:

        (a) the stockholders of the Corporation approve a definitive agreement or plan to merge or consolidate the Corporation with or into another corporation (other than a merger or consolidation which would result in the Voting Stock (as defined below) of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation), or to sell, or otherwise dispose of, all or substantially all of the Corporation's property and assets, or to liquidate the Corporation; or

        (b) the individuals who are Continuing Directors of the Corporation (as defined below) cease for any reason to constitute at least a majority of the Board of the Corporation.

    The term "Continuing Director" means (i) any member of the Board who is a member of the Board on September 1, 1995 or (ii) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors. The term "Voting Stock" means all capital stock of the Corporation which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                    ARTICLE XI -- AMENDMENT AND TERMINATION

    The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Option without the Optionee's consent and, subject to Article XII, the number of Shares subject to an Option granted under Article VIII, the purchase price therefor, the date of grant of any such Option and the termination provisions relating to such Option, shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1974, as amended, or any successor law, or the rules and regulations thereunder.

                      ARTICLE XII -- ADJUSTMENT PROVISIONS

    12.1 If the Corporation shall at any time change the number of issued Shares without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option and the number of Shares underlying Options to be issued annually pursuant to Section 8.1 shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each such Option shall not be changed.

    12.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Corporation is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Optionees' rights under the Plan.

    12.3  In   the  case  of  any  sale  of  assets,  merger,  consolidation  or combination of the Corporation with or into another corporation other than a transaction in which the Corporation is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Corporation upon consummation of an Acquisition.

                ARTICLE XIII -- COMPLIANCE WITH SEC REGULATIONS

    It is the Corporation's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any related regulations. If any provision of this Plan is later found not to be in compliance with such Rule and regulations, the provision shall be deemed null and void. All grants and exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

                    ARTICLE XIV -- MISCELLANEOUS PROVISIONS

    14.1 RIGHTS AS STOCKHOLDER. An Optionee under the Plan shall have no rights as a holder of Corporation common stock with respect to Option grants hereunder, unless and until certificates for shares of such stock are issued to the Optionee, or such shares are credited to the Optionee's Account.

    14.2 COMPLIANCE WITH LEGAL REGULATIONS. During the term of the Plan and the term of any Options granted under the Plan, the Corporation shall at all times reserve and keep available such number of shares as may be issuable under the Plan, and shall seek to obtain from any regulatory body having jurisdiction any requisite authority required in the opinion of counsel for the Corporation in order to grant Options to purchase Shares of Corporation common stock or to issue such stock pursuant thereto. If in the opinion of counsel for the Corporation the transfer, issue or sale of any shares of its stock under the Plan shall not be lawful for any reason, including the inability of the Corporation to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such transfer, issuance or sale, the Corporation shall not be obligated to transfer, issue or sell any such shares. In any event, the Corporation shall not be obligated to transfer, issue or sell any shares to any participant unless a registration statement which complies with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), is in effect at the time with respect to such Shares or other appropriate action has been take under and pursuant to the terms and provisions of the Securities Act, or the Corporation receives evidence satisfactory to the Committee that the transfer, issuance or sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the terms and provisions of the Securities Act.

    14.3 COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Corporation and not charged to any Option or to any Non-employee Director receiving an Option.

                          ARTICLE XV -- EFFECTIVE DATE

    The Plan shall be submitted to the stockholders of the Corporation for approval and, if approved by a majority of all the votes cast at the 1996 annual meeting of stockholders, shall become effective as of the date of approval by the Board. If stockholder approval is not obtained at the 1996 annual meeting of stockholders, the Plan shall be nullified.

                                 PROXY

                             HACH COMPANY

             ANNUAL MEETING OF SHAREHOLDERS - AUGUST 27, 1996
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) KATHRYN HACH-DARROW, BRUCE J. HACH and ROBERT O. CASE, and each of them, each with the power of substitution, as proxies and agents (""Proxy Agents''), in the name of the undersigned to represent and to vote as designated below all of the shares of Common Stock of HACH COMPANY (the ""Company''), held of record by the undersigned on Wednesday, July 10, 1996, at the Annual Meeting of Shareholders to be held on Tuesday, August 27, 1996, and any adjournment(s) thereof, the undersigned herewith ratifying all that the said Proxy Agents may so do. The undersigned further acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement in support of the Board's solicitation of proxies dated July 22, 1996.

     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                                 (continued on reverse side)


    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

1. ELECTION OF SEVEN DIRECTORS:                    FOR all the        WITHHOLD
   (INSTRUCTION: To withhold authority for any    nominees listed    AUTHORITY
   individual nominee, strike a line through    (except as marked   to vote for
   the nominee's name in the list below)         to the contrary)  all nominees
                                                    / /                / /
   Kathryn Hach-Darrow, Bruce J. Hach,
   Joseph V. Schwan, Fred W. Wenninger,
   John N. McConnell, Linda O. Doty,
   Gary R. Dreher


2. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S    For   Against   Abstain
   CERTIFICATE OF INCORPORATION TO REDUCE THE            / /     / /       / /
   COMPANY'S AUTHORIZED COMMON STOCK.


3. PROPOSAL TO APPROVE THE COMPANY'S 1995 EMPLOYEE      For   Against    Abstain
   STOCK PURCHASE PLAN.                                 / /     / /       / /


4. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting.


PLEASE DATE AND SIGN exactly as name(s) appears hereon and return promptly in the accompanying prepaid envelope. If shares are held by joint tenants or as community property, both shareholders should sign.

Dated: ________________________________, 1996


_____________________________________________
                Signature

_____________________________________________
                Signature